Filed Pursuant to 424(b)(3)
Registration No. 333-194512

4,000,000 Shares

Common Stock

This prospectus relates to the resale or other disposition, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 4,000,000 shares of our common stock, par value $0.001 per share. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale or other disposition of shares by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling stockholder may sell or otherwise dispose of the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock trades on The NASDAQ Capital Market under the symbol “RGDO.” The last reported sale price of our common stock on March 24, 2014 was $12.69 per share. You are urged to obtain current market quotations for the common stock.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2014.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Regado,” the “Company,” “we,” “us” and “our” refer to Regado Biosciences, Inc. and its subsidiaries.

-i-

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors”, together with the additional information described under “Incorporation of Certain Information By Reference”.

About Regado Biosciences, Inc.

Company Overview

We are a biopharmaceutical company focused on the discovery and development of novel, first-in-class, actively controllable antithrombotic drug systems for acute and sub-acute cardiovascular indications. We are pioneering the discovery and development of two-component drug systems consisting of a therapeutic aptamer and its specific active control agent. Our actively controllable product candidates have the potential to improve outcomes, enhance the patient experience and reduce overall treatment costs.

Each of our product candidates consists of a two-component system: an aptamer and its specific active control agent. The aptamer is administered first and achieves its therapeutic effect within minutes. When the therapeutic effect of the aptamer is no longer needed, the control agent is administered to rapidly and precisely reduce or eliminate it. The level of reduction is determined by the amount of control agent given compared to the aptamer dose. By contrast and for example, the therapeutic effect of existing antithrombotic drugs is not rapidly and precisely controllable and persists until the drug is metabolized by the patient, a process which varies from patient to patient and can take several hours or more.

Our lead product candidate, REG1, consists of pegnivacogin, a highly potent and selective anticoagulant, and anivamersen, its specific active control agent. We are developing REG1 as an anticoagulant for use in patients with a wide variety of cardiovascular conditions undergoing percutaneous coronary intervention, or PCI, a hospital-based procedure used to mechanically open or widen obstructed coronary arteries. Interventional cardiologists performing PCIs must consider the risk of major bleeding events in determining the level of anticoagulation administered to patients to prevent ischemic events, including death, stroke, myocardial infarction, or MI, or the need for revascularization of the artery. Because the anticoagulant effect of existing drugs persists long after administration, intervention cardiologists are forced to make a compromising medical decision because they lack the means to simultaneously reduce the risks of ischemic and major bleeding events. In 2005, we filed an investigational new drug application, or IND, for the use of REG1 in this initial indication. In March 2014, we announced that REG1 has received Fast Track designation from the U.S. Food and Drug Administration, or FDA, for anticoagulant therapy to be used in patients with coronary artery disease during PCI.

Using our proprietary technology platform, we are developing a portfolio of additional clinical candidates in acute and sub-acute cardiovascular and other indications. REG3 is a preclinical stage antiplatelet therapy, consisting of a glycoprotein VI, or GPVI, inhibitor to be evaluated in diabetic vasculopathy and/or other inflammatory diseases. The specific active control agent component of REG3 is designed to permit modulation or elimination, if necessary, of the GPVI inhibition, if necessary, to optimize dosing and minimize unwanted side effects that might result from GPVI inhibition. REG2 is an early clinical stage program evaluating an extended release formulation of pegnivacogin intended to provide a controllable level of anticoagulation for up to two weeks for venous antithrombotic applications such as venous thromboembolism, or VTE, prophylaxis. In REG2, anivamersen would be used as an active control agent if needed.

Corporate Information

We were incorporated in Delaware under the name Quartet Biosciences, Inc. in December 2001 and changed our name to Regado Biosciences, Inc. in March 2003. Our principal executive offices are located at 120 Mountain View Boulevard, Basking Ridge, New Jersey 07920, and our telephone number is (908) 580-2100. Our website address is www.regadobio.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our common stock.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We are choosing to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, and intend to take advantage of the other exemptions.

THE OFFERING

Shares of common stock that may be offered by the selling stockholders	Up to 4,000,000 shares.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

NASDAQ Capital Market common stock symbol	RGDO

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” below.

DESCRIPTION OF PRIVATE PLACEMENT

On January 31, 2014, we entered into a Securities Purchase Agreement, or the Securities Purchase Agreement, with the investors identified therein, relating to a private placement of our common stock, or the private placement. Pursuant to the terms of the Securities Purchase Agreement, we sold to the investors an aggregate of 4,000,000 shares of our common stock at a price of $5.00 per share. The private placement closed on February 5, 2014.

We have filed the registration statement of which this prospectus is a part to fulfill certain of our contractual obligations under the Securities Purchase Agreement with respect to the registration for resale of the shares of common stock sold in the private placement. Pursuant to the terms of the Securities Purchase Agreement, we were required to use reasonable efforts to prepare and file with the Securities and Exchange Commission, or the SEC, a registration statement covering the resale or other disposition of the shares of our common stock purchased in the private placement on or prior to the earlier of (i) 60 days after the closing date of the private placement and (ii) five business days after the date on which we file with the SEC our annual report on Form 10-K for the year ended December 31, 2013. We are required to have the registration statement declared effective by the SEC and to keep the registration statement continuously effective until the earliest of (i) such time as all of the securities covered by the registration statement have been sold, (ii) the date on which all securities covered by the registration statement may be sold without restriction or limitation pursuant to Rule 144, or (iii) the date that is two years from the closing date of the private placement. We agreed to bear the expenses incurred in complying with these registration rights provisions. The Securities Purchase Agreement also includes customary indemnification provisions regarding the registration rights.

In the event that (i) we do not file a registration statement or a final prospectus within the prescribed time period, (ii) the SEC does not declare this registration statement effective within the prescribed time period, or (iii) we fail to maintain the effectiveness and availability of this registration statement, subject to certain exceptions, under the terms of the Securities Purchase Agreement, we are obligated to pay to the investors on the occurrence of each such event and on each monthly anniversary thereof until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate amount invested by such investor pursuant to the Securities Purchase Agreement for each 30-day period or pro rata for any portion thereof, provided that all payments, in the aggregate shall not exceed 10% of the aggregate purchase price paid by the investors in the private placement.

This description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the Securities Purchase Agreement which has been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” The representations, warranties and covenants made by us in the Securities Purchase Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

DESCRIPTION OF THE EXCHANGE

On March 21, 2014, we entered into an exchange agreement, or the Exchange Agreement, with Biotechnology Value Fund, LP, Biotechnology Value Fund II, LP and Investment 10, LLC, or the exchanging stockholders, pursuant to which we effected an exchange, or the exchange, of the 2,000,000 shares of our common stock purchased by the exchanging stockholders in the private placement described above, or the exchanged shares, for 10,000 shares of newly designated Series F Convertible Preferred Stock, or the preferred stock, with a stated value of $1,000 per share. Pursuant to the terms of the preferred stock, the exchanging stockholders have the right to convert the preferred stock into 2,000,000 shares of our common stock, or the conversion shares, at a conversion price of $5.00 per share, subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting our common stock; provided, however, that the preferred stock cannot be converted by the exchanging stockholders if, after giving effect thereto, the exchanging stockholders would beneficially own more than 9.99% of our common stock, calculated as provided in the certificate if designation establishing the preferred stock, subject to certain exceptions. The holders of preferred stock will not have the right to vote on any matter except to the extent required by Delaware law. In the Exchange Agreement, we agreed, subject to the consent of the holders of a majority of the shares of common stock purchased in the private placement, or the requisite holders, to include the conversion shares in the registration statement of which this prospectus is a part, in lieu of the exchanged shares. The requisite holders have consented thereto. The exchanging stockholders agreed to reimburse us for our expenses in effecting the exchange up to a total of $25,000.

The description of the Exchange Agreement and the terms of the preferred stock are not complete and are qualified in their entirety by reference to the Exchange Agreement and the Certificate of Designation of Preferences, Rights and Limitations establishing the preferred stock, each which have been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” The representations, warranties and covenants made by us in the Exchange Agreement were made solely for the benefit of the parties to the Exchange Agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risk factors incorporated by reference in this prospectus, including the risk factors described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC. Those risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference herein may contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	our plans to complete our single, open-label 13,200 subject Phase 3 trial of REG1;

•	our ability to satisfy domestic and international regulatory requirements with respect to REG1 and our other product candidates, many of which are new and still evolving, and the labeling under any approval we may obtain;

•	the performance of contract research organizations who conduct our clinical trials for us;

•	the performance of third-party manufacturers who supply or manufacture our products;

•	our ability to develop commercialization and marketing capabilities or to enter into strategic partnerships to develop and commercialize REG1 or any of our other product candidates;

•	the timing and success of the commercialization of REG1 or any of our other product candidates;

•	the rate and degree of market acceptance of REG1;

•	the size and growth of the potential markets for REG1 and our ability to serve those markets;

•	our plans to expand the indications of REG1;

•	our ability to discover, develop and commercialize novel and innovative therapies using our proprietary technology platform;

•	regulatory developments in the United States and foreign countries;

•	competition from existing antithrombotic drugs or new antithrombotic drugs that may emerge;

•	potential product liability claims;

•	our ability to attract and retain a sufficient number of scientists, clinicians, sales personnel and other key personnel;

•	our ability to obtain, maintain, defend and enforce intellectual property rights protecting our product candidates;

•	the accuracy of our estimates regarding expenses and capital requirements; and

•	our ability to adequately support future growth.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our current estimates and assumptions and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus, the documents incorporated by reference herein, and the documents filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 4,000,000 shares of our common stock by the selling stockholders named below, and their donees, pledgees, transferees or other successors-in- interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (collectively, the “selling stockholders”). The shares of common stock covered hereby were issued by us in a private placement and an exchange transaction. See “Description of Private Placement” and “Description of the Exchange.”

The table below sets forth information as of the date of this prospectus, to our knowledge, the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders without giving effect to the limitation on beneficial ownership contained in the preferred stock. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, as of March 21, 2014. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days. However, for purposes of clarity, the information presented in the table below does not give effect to the limitation on beneficial ownership contained in the preferred stock. See “Description of the Exchange.” The percent of beneficial ownership for the selling stockholders is based on 23,327,266 shares of common stock outstanding as of the date of this prospectus. Except as described below, to our knowledge, none of the selling stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the selling stockholders in registration statement questionnaires, as well as information obtained from relevant Schedule 13D and 13G filings.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned as of the date of				Shares Offered by	Shares Beneficially Owned After the
	this Prospectus				this	Offering(1)
Name of Selling Stockholder	Number		Percent		Prospectus	Number	Percent
Biotechnology Value Fund, LP	1,979,615	(2)(3)	8.2	%(2)	915,345	1,064,270	4.2%
Biotechnology Value Fund II, LP	1,121,257	(2)(4)	3.9	%(2)	526,436	594,821	2.3%
Investment 10, LLC	558,219	(2)(5)	2.3	%(2)	558,219	0	*
Robert Kierlin(6)	3,709,955		15.9%		400,000	3,309,955	14.2%
Baker Bros. Advisors LP(7)	400,000		1.7%		400,000	0	*
HBM Healthcare Investments (Cayman) Ltd.(8)	300,000		1.3%		300,000	0	*
Alyeska Master Fund, L.P.(9)	320,068		1.4%		250,000	70,068	*
Sphera Funds Management(10)	200,000			*	200,000	0	*
Wexford Spectrum Investors LLC(11)	524,177		2.2%		200,000	324,177	1.4%
Capital Ventures International(12)	150,000			*	150,000	0	*
Monashee Capital Partners LP(13)	100,000			*	100,000	0	*

*	Less than 1%.

(1)	Assumes the sale of all shares offered pursuant to this prospectus.

(2)	Beneficial ownership has been determined without giving effect to the limitation on beneficial ownership contained in the preferred stock. See “Description of the Exchange.”

(3)	Consists of (i) 1,064,270 shares of common stock held by Biotechnology Value Fund, LP, or BVF, LP and (ii) 915,345 shares of common stock issuable upon conversion of shares of preferred stock held by BVF, LP without giving effect to the limitation on beneficial ownership contained in the preferred stock. BVF Partners LP is the General Partner of BVF, LP. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as the General Partner of BVF, LP; BVF Inc., as the general partner of BVF Partners LP; and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by BVF, LP. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by BVF, LP except to the extent of their pecuniary interest therein. The address for Biotechnology Value Fund and its related entities is One Sansome St., 30th floor, San Francisco, CA 94104.

(4)	Consists of (i) 594,821 shares of common stock held by Biotechnology Value Fund II, LP, or BVFII, LP and (ii) 526,436 shares of common stock issuable upon conversion of shares of preferred stock held by BVFII, L.P. without giving effect to the limitation on beneficial ownership contained in the preferred stock. BVF Partners LP is the General Partner of BVFII, LP. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as the General Partner of BVFII, LP, BVF Inc., as the general partner of BVF Partners LP and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by BVFII, LP. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by BVFII, LP except to the extent of their pecuniary interest therein. The address for Biotechnology Value Fund and its related entities is One Sansome St., 30th floor, San Francisco, CA 94104.

(5)	Consists of 558,219 shares of common stock issuable upon conversion of shares of preferred stock held by Investment 10, LLC. BVF Partners LP is the investment advisor for Investment 10, LLC without giving effect to the limitation on beneficial ownership contained in the preferred stock. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as investment advisor for Investment 10; BVF Inc., as the general partner of BVF Partners LP; and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by Investment 10, LLC. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by Investment 10, LLC except to the extent of their pecuniary interest therein. The address for Biotechnology Value Fund and its related entities is One Sansome St., 30th floor, San Francisco, CA 94104.

(6)	Prior to the private placement, Mr. Kierlin was a 5% or more stockholder of ours. The address for Mr. Kierlin is P.O. Box 302 Winona, MN 55987.

(7)	Consists of 18,892 shares of common stock beneficially owned by 667, L.P. (Account #1), 13,216 shares of common stock beneficially owned by 667, L.P. (Account #2), 358,982 shares of common stock beneficially owned by Baker Brothers Life Sciences, L.P. and 8,910 shares of common stock beneficially owned by 14159, L.P. Baker Bros. Advisors LP is the management company and investment advisor to 667, L.P., (Account #1), 667, L.P. (Account #2), Baker Brothers Life Sciences, L.P. and 14159, L.P. The managing members of Baker Bros. Advisors, LP are Julian C. Baker and Felix J. Baker. Each of Baker Bros. Advisors, LP, Julian C. Baker and Felix J. Baker share voting or investment control over the shares directly held by 667, L.P., (Account #1), 667, L.P. (Account #2), Baker Brothers Life Sciences, L.P. and 14159, L.P. Each of Baker Bros. Advisors, Julian C. Baker and Felix J. Baker disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address for Baker Bros. Advisors, LP is 667 Madison Ave., 21st Floor, New York, NY 10065.

(8)	Consists of 300,000 shares of common stock beneficially owned by HBM Healthcare Investments (Cayman) Ltd., or HBM. The board of directors of HBM has sole voting and investment power with respect to the shares held by such entity. The board of directors of HBM is comprised of Jean-Marc LeSieur, Richard Coles, Sophia Harris, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of the securities reported herein except to the extent of any pecuniary interest therein. The address for HBM is Governors Square, Suite #4-212-2, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman, Cayman Islands.

(9)	Consists of 320,608 shares of common stock beneficially owned by Alyeska Master Fund, L.P., or AMF. Alyeska Investment Group, L.P., or AIG is the investment manager of AMF. Anand Parekh is the CEO of AIG. AIG and Anand Parekh have voting and investment power over the shares held directly by AMF. Each of AIG and Anand Parekh disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address for AMF is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, Cayman Island, KY1-1104.

(10)	Consists of 190,000 shares of common stock beneficially owned by Sphera Global Healthcare Master Fund, or Master Fund and 10,000 shares of common stock beneficially owned by HPR HE Sphera Global Healthcare Master Trust, or Master Trust. Doron Breen is the director of Master Fund and Master Trust and disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein. The address for Sphera Funds Management is 21 Ha’arbaa St. Tel Aviv, Israel.

(11)	Consists of 524,177 shares of common stock beneficially owned by Wexford Spectrum Investors, LLC, or Wexford. Wexford Capital LP, as general partner of Wexford, has voting and investment control over the shares held directly by Wexford. Wexford Capital LP disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. The address for Wexford is 411 West Putnam Ave, Greenwich, CT 06830.

(12)	Consists of 150,000 shares of common stock beneficially owned by Capital Ventures International. Heights Capital Management, Inc. is the authorized agent of Capital Ventures International and has discretionary authority to vote and dispose of the shares held by Capital Ventures International and may be deemed to be the beneficial owner of the shares. Martin Kobinger is the Investment Manager of Heights Capital Management Inc. and shares voting and dispositive power over the shares held directly by Capital Ventures International. Martin Kobinger disclaims beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address for Capital Ventures International is 101 California St., Suite 3250, San Francisco, CA 94111. This security holder is an affiliate of a broker-dealer. Each affiliate of a broker-dealer represents that such affiliate (a) purchased or acquired the securities to be resold in the ordinary course of business, and (b) had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their purchase.

(13)	Consists of 100,000 shares of common stock beneficially owned by Monashee Capital Partners, LP. Monashee Investment Management LLC, as the general partner of Monashee Capital Partners, LP, has voting and investment control over the shares held directly by Monashee Capital Partners, LP. Monashee Investment Management, LLC disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. The address for Monashee Capital Partners, LP is 124 High St. 28th Floor, Boston, MA, 02110.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act and (3) two years from the date of this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus is being passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

Grant Thornton LLP, our independent registered public accounting firm, has audited our consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive loss, changes in stockholders’ equity and cash flows for each of the two years ended December 31, 2013 and for the period from inception (December 19, 2001) to December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Grant Thornton LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains web site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-1 filed under the Securities Act with respect to the shares of common stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and web site of the SEC referred to above. You may also access our filings with the SEC on our web site is located at http://www.darabio.com. The information contained on our web site is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 12, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2014, February 4, 2014 and March 21, 2014 (other than any portions thereof deemed furnished and not filed); and

•	the description of our common stock contained on Form 8-A, filed with the SEC on June 4, 2013, including any amendments or reports filed for the purpose of updating the description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of these filings, at no cost, by writing or calling us at the following:

Regado Biosciences, Inc.

120 Mountain View Boulevard

Basking Ridge, New Jersey 07920

Attn: Corporate Secretary

Copies of the documents incorporated by reference may also be found on our website at www.regadobio.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

4,000,000 Shares

Common Stock

PROSPECTUS